Exhibit 10.17.2

EXECUTION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of June 2, 2017 (this “Amendment”), by and between QUICKEN LOANS INC. (the “Seller”) and ROYAL BANK OF CANADA (the “Buyer”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of July 29, 2015 (as amended by Amendment No. 1, dated as of July 26, 2016, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions and Accounting Matters. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 adding the following definitions in their proper alphabetical order:

“USDA Loan” means a Loan originated in accordance with the criteria in effect at the time of origination and established by, and guaranteed by, the United States Department of Agriculture.

“USDA Loan Guaranty Agreement” means the obligation of the United States Department of Agriculture to pay a specific percentage of a USDA Loan (subject to a maximum amount) upon default of the Mortgagor.

1.2 deleting the definition of “Agency Guidelines” in its entirety and replacing it with the following:

“Agency Guidelines” shall mean the Ginnie Mae Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, the FHA Regulations, the VA Regulations and/or the regulations of the United States Department of Agriculture, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by Ginnie Mae, Fannie Mae or Freddie Mac, FHA, VA or the United States Department of Agriculture, as applicable.

SECTION 2. Notices and Other Communications. Section 21 of the Existing Repurchase Agreement is hereby amended by deleting the portion of the provision starting with “If to the Seller:” and all text thereafter and replacing it with the following:

If to the Seller:

Quicken Loans Inc.

1050 Woodward Avenue

Detroit, Michigan 48226-1906

Attention: Julie Booth

Phone Number: (313) 373-7968

Fax Number: (877) 380-4048

Email: JulieBooth@quickenloans.com

with a copy to:

Quicken Loans Inc.

1050 Woodward Avenue

Detroit, Michigan 48226-1906

Attention: Angelo V. Vitale

Phone Number: (313) 373-7556

Fax Number: (877) 380-4045

Email:AngeloVitale@quickenloans.com

SECTION 3. Representations and Warranties with Respect to Purchased Mortgage Loans. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting subsection (eee) in its entirety and replacing it with the following:

(eee) FHA Mortgage Insurance; VA Loan Guaranty; USDA Loan Guaranty. With respect to each Agency Loan that is an FHA Loan, the FHA Mortgage Insurance Contract is, or when issued will be, in full force and effect and to Seller’s knowledge, there exists no circumstances with respect to such FHA Loan that would permit the FHA to deny coverage under such FHA Mortgage Insurance. With respect to each Agency Loan that is a VA Loan, the VA Loan Guaranty Agreement is, or when issued will be, in full force and effect. With respect to each Agency Loan that is a USDA Loan, the USDA Loan Guaranty Agreement is, or when issued will be, in full force and effect. All necessary steps on the part of Seller have been taken to keep such guaranty or insurance valid, binding and enforceable and to Seller’s knowledge, each is the binding, valid and enforceable obligation of the FHA, the VA and the United States Department of Agriculture, respectively, without currently applicable surcharge, set off or defense.

SECTION 4. Litigation Schedule. Schedule 12(c) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of each of the Buyer and the Seller.

SECTION 6. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of

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Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 12 of the Master Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together constitutes one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9. Severability. Each provision and agreement herein will be treated as separate and independent from any other provision or agreement herein and will be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. GOVERNING LAW. THIS AMENDMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL BANK OF CANADA, as Buyer

By:	/s/ Cecile Hollevoet
	Name:	Cecile Hollevoet
	Title:	Authorized Signatory

By:	/s/ Jonathan King
	Name:	Jonathan King
	Title:	Managing Director

Signature Page to Amendment No. 2 to Master Repurchase Agreement

QUICKEN LOANS INC.,
as Seller

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to Master Repurchase Agreement

EXHIBIT A

Schedule 12(c)

Litigation

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II. Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	US District Court, Eastern District, Michigan	16-cv-14050	False Claims Act	The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwritingrequirements.	4/23/2015
Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing  purposes on cell phones without consent.

10/8/2015
Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County New York,	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken  Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

* Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.

8/30/2013
Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, West Virginia	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for providing homeowner’s estimated values to appraisers.	6/25/2012
Eileen Nece vs. Quicken Loans	United States District Court Middle District of Florida	8:16-cv-02605- SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016
Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357 CMA-	Breach of Contract

Breach of contract claim alleging that RE/MAX fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Tamika McLemore vs. Quicken Loans Inc.	US District Court, Michigan	16-cv-14397	TCPA

Plaintiff alleges violation of the Telephone Consumer Protection Act by claiming: (a) QL used prerecorded messages when calling her, (b) QL called her using an autodialer, and (c) QL called her despite the fact that her number was on the National DNC list.McLemore claims that she never provided express written consent for QL to contact her using any of the methods described above.

12/23/2016

III. Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated:  June 2, 2017